UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

Saba Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30221	94-3267638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650)-581-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Saba Software, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 to Loan and Security Agreement (the “Amendment”) dated as of November 30, 2006, by and between Silicon Valley Bank (“SVB”) and the Company. The Amendment provides the Company with a new equipment term loan facility of up to $3,000,000. The Company may draw under the new equipment term loan facility until May 31, 2008. Borrowings under the new equipment term loan facility must be repaid in 36 equal monthly installments of principal, plus interest. Outstanding principal under the new equipment term loan facility bear interest at the bank’s prime rate plus 0.25%.

The Amendment did not alter the usual and customary events of default (subject to certain threshold amounts and grace periods) included in the original loan and security agreement, which now apply to the new equipment term loan facility.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Please see the disclosure relating to the Amendment in Item 1.01 of this Form 8-K, which is incorporated by reference herein.

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective as of November 28, 2006, the Board of Directors (the “Board”) of the Company amended the first sentence of Section 3.1 of the Amended and Restated Bylaws of the Company to decrease the number of authorized directors constituting the Board from seven (7) to six (6) members.

A copy of the Amended and Restated Bylaws of the Company, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

3.1 Amended and Restated Bylaws of the Company, as amended.

10.1 Amendment No. 1 to Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: December 1, 2006	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, as amended.

10.1	Amendment No. 1 to Loan and Security Agreement.